UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020 (February 24, 2020)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, the Board of Directors (the “Board”) of At Home Group Inc. (the “Company”) approved an increase in the size of the Board by one director and appointed Mr. John Butcher, age 44, as a Class II director. Mr. Butcher has been appointed to serve as an independent member of the Board, and will serve on the Board’s Nominating and Corporate Governance Committee. With the addition of Mr. Butcher, the Board will consist of 11 members.

Mr. Butcher will hold office until the annual meeting of stockholders to be held in 2021 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Butcher was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Butcher does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Butcher has an interest requiring disclosure under Item 404(a) of Regulation S-K.  The Board has determined that Mr. Butcher satisfies the definition of “independent director” under the rules and regulations of the New York Stock Exchange (the “NYSE”).

In connection with his appointment to the Board, Mr. Butcher will be compensated in accordance with the Company’s non-employee director compensation program.

Mr. Butcher has served as President and Chief Executive Officer of Caribou Coffee Company, Inc., a privately held specialty coffee and espresso retailer (“Caribou”), since January 2019. He joined Caribou in June 2017 as President and was promoted to Chief Executive Officer in January 2019. Prior to joining Caribou, Mr. Butcher amassed over 20 years of leadership and merchandising experience at Target Corporation, where he developed a passion for building brands. He most recently served as Senior Vice President of Target Corporation’s Beauty Division while concurrently running DermStore Beauty, Target Corporation’s only pure-play online company. Prior to that role, he served in roles of increasing responsibility in merchandising, merchandise planning, marketing and operations. He currently serves as a board member for the Minnesota Twins and has previously served as Board Chair for the Stages Theatre Company in Minnesota. Mr. Butcher is a graduate of Indiana University and has been a leader on the Dean’s Advisory Council of Indiana University’s Kelley School of Business.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-206772) and is incorporated herein by reference, with Mr. Butcher.

In connection with Mr. Butcher’s appointment, Mr. Allen I. Questrom notified the Board of his intention not to stand for re-election to the Board at the Company’s annual meeting of stockholders to be held in 2020. Mr. Questrom intends to continue to serve on the Board until immediately prior to such annual meeting. Mr. Questrom’s decision not to stand for re-election to the Board is not the result of any disagreement with the Company.

Item 7.01. Regulation FD Disclosure.

On February 26, 2020, the Company issued a press release announcing the appointment of Mr. Butcher. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 filed on July 25, 2016 (File No. 333-206772)).
99.1	Press Release dated February 26, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: February 26, 2020	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary